                                                               EXHIBIT 25.1

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                             ---------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)_________

                             --------------------

             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

Not Applicable                                          59-1424500
(State of incorporation if                              (I.R.S. Employer
not a U.S. national bank)                               Identification Number)

200 South Orange Avenue
Post Office Box 3631
Orlando, Florida                                        32802
(Address of trustee's principal                         (Zip Code)
  executive offices)

                            Jonathan D. Rich, Esq.
                        Maguire, Voorhis & Wells, P.A.
            200 South Orange Avenue, Suite 3000, Orlando, FL  32801
                                (407) 244-1105
           (Name, address and telephone number of agent for service)

                             ---------------------

                        INTERMEDIA COMMUNICATIONS INC.
              (Exact name of obligor as specified in its charter)

DELAWARE                                                59-2913586
(State of incorporation)                                (I.R.S. Employer
                                                        Identification No.)

3625 Queen Palm Drive                                   33619
Tampa, Florida                                          (Zip Code)
(Address of principal executive offices)

                            -----------------------
                     8 1/2% SERIES B SENIOR NOTES DUE 2008
                        INTERMEDIA COMMUNICATIONS INC.
                        (Title of indenture securities)

================================================================================

Item 1.   General Information.  Furnish the following information as to the
          -------------------
          trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                   Name                         Address
                   ----                         -------

               Comptroller of Currency        Washington, D.C.

               The Board of Governors of      Washington, D.C.
               the Federal Reserve System
               Corporation                    Washington, D.C.

               Federal Deposit Insurance      Washington, D.C.
               Corporation

          (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with the Obligor.  If the obligor or any underwriter
          -----------------------------
          for the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.  List of Exhibits.
          ----------------

          List below all exhibits filed as a part of this statement of eligibility.

          Exhibit 1 - Copy of the articles of association of the Trustee as now in effect (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-34738, which is incorporated by reference).

          Exhibit 2 - Copy of the certificate of authority of the Trustee to commence business (see Exhibit 1 to Form T-2 filed in connection with Registration Statement No. 33-34738, which is incorporated by reference).

          Exhibit 3 - Copy of the authorization of the Trustee to exercise corporate trust powers (see Exhibit 3 to Form T-1 filed in connection with Registration Statement No. 33-34738, which is incorporated by reference).

          Exhibit 4 - Copy of the existing bylaws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-34738, which is incorporated by reference).

          Exhibit 5 - Not applicable.

          Exhibit 6 - Not applicable.

          Exhibit 7 - Copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          Exhibit 8 - Not applicable.

          Exhibit 9 - Not applicable.

                                   SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, SunTrust Bank, Central Florida, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Orlando, State of Florida, on the 15th day of January, 1998.

                                        SUNTRUST BANK, CENTRAL FLORIDA,
                                          NATIONAL ASSOCIATION


                                        By: /s/ Alice Springer
                                            ---------------------------
                                            Alice Springer
                                            Corporate Trust Officer

                                   EXHIBIT 7
                                   ---------

                            Report of Condition of
             SunTrust Bank, Central Florida, National Association

                                                                Board of Governors of the Federal Reserve System
                                                                OMB Number: 7100-0036

                                                                Federal Deposit Insurance Corporation
                                                                OMB Number: 3064-0052

                                                                Office of the Comptroller of the Currency
                                                                OMB Number: 1557-0081

Federal financial Institutions Examination Council              Expires March 31, 2000
-----------------------------------------------------------------------------------------------------------------------
                                                                                                               [1]
[LOGO APPEARS HERE]                                             Please refer to page i,
                                                                Table of Contents, for
                                                                the required disclosure
                                                                of estimated burden.
-----------------------------------------------------------------------------------------------------------------------

Consolidated Reports of Condition and Income for
A Bank With Domestic Offices Only and
Total Assets of $300 million or More -- FFIEC 032
                                                          (970930)
                                                        -----------
Report at the close of business September 30, 1997      (RCRI 9999)

This report is required by law: 12 U.S.C. (S)324 (State member banks); 12 U.S.C.
(S)1817 (State nonmember banks); and 12 U.S.C. (S)161 (National banks).

This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

--------------------------------------------------------------------------------

NOTE: The Reports of Condition and income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, R. Todd Bowers/ Senior Vice President & CFO
  ------------------------------------------------------------------------
  Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

  /s/ R. Todd Bower
  ------------------------------------------------------------------------
  Signature of Officer Authorized to Sign Report

         October 27, 1997
  ------------------------------------------------------------------------
  Date of Signature

--------------------------------------------------------------------------
The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best or our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory and is true and correct.

/s/ George W. Koehn                                    George W. Koehn
--------------------------------------------------------------------------------
Director (Trustee)

/s/ Robert L. Mellen, Jr.
--------------------------------------------------------------------------------
Director (Trustee)                                     Robert L. Mellen, Jr.

/s/ William B. Wilson
--------------------------------------------------------------------------------
Director (Trustee)                                     William B. Wilson

--------------------------------------------------------------------------------

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a) in automated form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems
    Corporation(EDS), by modem or on computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy record of the completed report that the bank places in its files.

--------------------------------------------------------------------------------

FDIC Certificate Number [_][_][_][_][_]
                          (RCRI 9050)       CALL NO. 201        32   09-30-97

                                            STBK: 12-1159 08514 STCERT: 12-21043

                                            SUNTRUST BANK, CENTRAL FLORIDA, NATI
                                            P.O. BOX 3833
                                            ORLANDO, FL  32802

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Governor of the Currency

                                                                      FFIEC 032
                                                                         RI-1
                                                                     -----------
                                                                          3
                                                                     -----------
SUNTRUST BANK, CENTRAL FLORIDA, N.A.    Call Date: 09/30/97     State #: 12-1159
P.O. BOX 4418 CENTER 632                Vendor ID: D             Cert #: 21043
ATLANTA, GA 30302                       Transit #: 06310215


Consolidated Report of Income
for the period January 1, 1997 - September 30, 1997

All Report of income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

 Schedule RI- Income Statement 1380

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
 1. Interest income:
    a. Interest and fee income on loans:                                                                     RIAD
                                                                                                             ----
       (1) Loans secured by real estate..................................................................... 4011   108,698  1.a.1
       (2) Loans to finance agricultural production and other loans to farmers.............................. 4024     1,828  1.a.2
       (3) Commercial and industrial loans.................................................................. 4012    96,723  1.a.3
       (4) Loans to individuals for household, family, and other personal expenditures:
           (a) Credit cards and related plans............................................................... 4054     2,421  1.a.4.a
           (b) Other........................................................................................ 4055    30,648  1.a.4.b
       (5) Loans to foreign governments and official institutions........................................... 4056         0  1.a.5
       (6) Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
           (a) Taxable obligations.......................................................................... 4503       280  1.a.6.a
           (b) Tax-exempt obligations....................................................................... 4504     7,508  1.a.6.b
       (7) All other loans.................................................................................. 4058    18,326  1.a.7
    b. Income from lease financing receivables:
       (1) Taxable leases................................................................................... 4505     6,342  1.b.1
       (2) Tax-exempt leases................................................................................ 4307       182  1.b.2
    c. Interest income on balances due from depository institutions (1)..................................... 4115       168  1.c
    d. Interest and dividend income on securities:
       (1) U.S. Treasury securities and U.S. Government agency obligations.................................. 4027    40,152  1.d.1
       (2) Securities issued by states and political subdivisions in the U.S.:
           (a) Taxable securities........................................................................... 4508         0  1.d.2.a
           (b) Tax-exempt securities........................................................................ 4507     1,625  1.d.2.b
       (3) Other domestic debt securities................................................................... 3657         0  1.d.3
       (4) Foreign debt securities.......................................................................... 3658        15  1.d.4
       (5) Equity securities (including investments in mutual funds)........................................ 3659       179  1.d.5
    e. Interest income from trading assets.................................................................. 4069         0  1.e
    f. Interest income on federal funds sold and securities purchased under agreements to resell............ 4020    24,408  1.f
    g. Total interest income (sum of items 1.a through 1.f)................................................. 4107   339,503  1.g

--------------
(1) Includes interest income on time certificates of deposits not held for trading.

SUNTRUST BANK, CENTRAL FLORIDA N.A.
P.O. BOX 4418 CENTER 632
ATLANTA, GA 30302

Call Date:   09/30/97           State #:   12-1159                 FFIEC 032
Vendor ID:   D                   Cert #:   21043                      RI-3
Transit #:   06310215
                                                                   ---------
                                                                       5
                                                                   ---------

Schedule RI - Continued
                                                                      1381

                                                                                                Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
Memoranda                                                                                              RIAD    Year to Date
1.  Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after         ----
    August 7, 1986, that is not deductible for federal income tax purposes___________________________  4513           1,583 M.1
2.  Income from the sale and servicing of mutual funds and annuities (included in
    Schedule RI, item 8)_____________________________________________________________________________  8431           4,420 M.2
3.  Not applicable
                                                                                                                  Number
4.  Number of full-time equivalent employees on payroll at end of current period (round to
    nearest whole number)____________________________________________________________________________  4150           1,592 M.4
                                                                                                             CCYY / MM / DD
5.  Not Applicable
6.  Not Applicable
7.  If the reporting bank has restated its balance sheet as a result of applying push
    down accounting this calendar year, report the date of the bank's acquisition____________________  9106             N/A M.7
8.  Trading revenue (from cash instruments and off-balance sheet derivative instruments)
    (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c):
    a. Interest rate exposures_______________________________________________________________________  8757               0 M.8.a
    b. Foreign exchange exposures____________________________________________________________________  8758               0 M.8.b
    c. Equity security and index exposures___________________________________________________________  8759               0 M.8.c
    d. Commodity and other exposures_________________________________________________________________  8760               0 M.8.d
9.  Impact on income of off-balance sheet derivatives held for purposes other than trading:
    a. Net increase (decrease) to interest income____________________________________________________  8761               0 M.9.a
    b. Net (increase) decrease to interest expense___________________________________________________  8762            (178)M.9.b
    c. Other (noninterest) allocations_______________________________________________________________  8763               0 M.9.c
10. Credit losses on off-balance sheet derivatives (see instructions)________________________________  A251               0 M.10
                                                                                                                  Yes/No
11. Does the reporting bank have a Subchapter S election in effect for
    federal income tax purposes for the current tax year?____________________________________________  A530              NO M.11
12. Deferred portion of total applicable income taxes included in Schedule RI,
    items 9 and 11 (to be reported with the December Report of Income)_______________________________  4772             N/A M.12

-----------
(1) For example, a bank acquired on June 1, 1997, would report 1997/06/01

Schedule RI-A - Changes in Equity Capital

Indicate decreases and losses in parentheses.                         1383

                                                                                                Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
                                                                                                         RIAD
                                                                                                         ----
1.  Total equity capital originally reported in the December 31, 1996, Reports of Condition and Income   3215       477,333 1.
2.  Equity capital adjustments from amended Reports of Income, net*___________________________________   3216             0 2.
3.  Amended balance end of previous calendar year (sum of items 1 and 2)______________________________   3217       477,333 3.
4.  Net income (loss) (must equal Schedule RI, item 12)_______________________________________________   4340        70,303 4.
5.  Sale, conversion, acquisition, or retirement of capital stock, net________________________________   4346             0 5.
6.  Changes incident to business combinations, net____________________________________________________   4356             0 6.
7.  LESS: Cash dividends declared on preferred stock__________________________________________________   4470             0 7.
8.  LESS: Cash dividends declared on common stock_____________________________________________________   4460        37,500 8.
9.  Cumulative effect of changes in accounting principles from prior years* (see instructions for
    this schedule)____________________________________________________________________________________   4411             0 9.
10. Corrections of material accounting errors from prior years* (see instructions for this schedule)__   4412             0 10.
11. Change in net unrealized holding gains (losses) on available-for-sale securities__________________   8433         1,302 11.
12. Other transactions with parent holding company* (not included in item 5, 7, or 8 above)___________   4415             0 12.
13. Total equity capital end of current period (sum of items 3 through 12) (must equal
    Schedule RC item 28)______________________________________________________________________________   3210       511,438 13.

----------
* Describe on Schedule RI-E - Explanations.

SUNTRUST BANK, CENTRAL FLORIDA N.A.
P.O. BOX 4418 CENTER 632
ATLANTA, GA 30302

 Call date:    09/30/97     State #:    12-1159     FFIEC 032
 Vendor ID:    D             Cert #:    21043          RI-5
 Transit #:    06310215                         ----------------
                                                        7
                                                 ----------------


Schedule RI-B - Continued

Part II. Changes in Allowance for Loan and Lease Losses

                                                                                                Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
                                                                                                            RIAD
                                                                                                            ----
1. Balance originally reported in the December 31, 1996, Reports of Condition and Income __________________ 3124    87,104   1.
2. Recoveries (must equal part I, item 9, column B above) _________________________________________________ 4605     1,644   2.
3. LESS: Charge-offs (must equal part I, item 9, column A above) __________________________________________ 4635     4,941   3.
4. Provision for loan and lease losses (must equal Schedule RI, item 4.a) _________________________________ 4230     5,247   4.
5. Adjustments *(see instructions for this schedule) ______________________________________________________ 4815         0   5.
6. Balance end of current period (sum of items 1 through 5) (must equal Schedule RC, item 4.b)_____________ 3123    89,054   6.


-------------
* Describe on Schedule RI-E - Explanations.

Schedule RI-E - Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI.
(See instructions for details)

                                                                            1395


                                                                                                Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------
1. All other noninterest income (from Schedule RI, item 5.f.(2))
   Report amounts that exceed 10% of Schedule RI, item 5.f.(2):
                                                                                                            RIAD  Year to Date
                                                                                                            ----
   a. Net gains (losses) on other real estate owned________________________________________________________ 5415         0   1.a
   b. Net gains (losses) on sales of loans_________________________________________________________________ 5416     1,173   1.b
   c. Net gains (losses) on sales of premises and fixed assets_____________________________________________ 5417         0   1.c
   Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 5.f.(2)
                 TEXT
   d. 4461 SALE OF CUSTOMER CHECKS                                                                          4461     1,234   1.d
   e. 4462 FOREIGN EXCHG-GAIN/LOSS                                                                          4462     1,173   1.e
   f. 4463                                                                                                  4463         0   1.f
2. Other noninterest expense (from Schedule RI, item 7.c):                                                  RIAD  Year to Date
                                                                                                            ----
   a. Amortization expense of intangible assets___________________________________________________________  4531         0   2.a
   Report amounts that exceed 10% of Schedule RI, item 7.c
   b. Net (gains) losses on other real estate owned_______________________________________________________  5418         0   2.b
   c. Net (gains) losses on sales of loans________________________________________________________________  5419         0   2.c
   d. Net (gains) losses on sales of premises and fixed assets____________________________________________  5420         0   2.d
   Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 7.c:
                 TEXT                                                                                       RIAD
                                                                                                            ----
   e. 4464 I/C DATA PROCESSING FEE                                                                          4464    32,114   2.e
   f. 4467 CR CD-INTERCHANGE EXP                                                                            4467    20,536   2.f
   g. 4468                                                                                                  4468         0   2.g

SUNTRUST BANK, CENTRAL FLORIDA N.A.               Call Date:      09/30/97            State #:     12-1159         FFIEC 032
P.O. BOX 4418 CENTER 632                          Vendor ID:      D                    Cert #:     21043             RC-1
ATLANTA, GA  30302                                TRANSIT #:      06310215
                                                                                                                  -----------
                                                                                                                       9
                                                                                                                  -----------


 Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1997

 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

 Schedule RC - Balance Sheet

                                                                                                                         C300
                                                                                           Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):                          RCON
                                                                                                      ----
    a. Noninterest-bearing balances and currency and coin (1)_______________________________________  0081        551,719   1.a
    b. Interest-bearing balances (2) _______________________________________________________________  0071          4,167   1.b
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)___________________________________  1754              0   2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)_________________________________  1773        900,751   2.b
3.  Federal funds sold and securities purchased under agreements to resell__________________________  1350        528,935   3
4.  Loans and lease financing receivables:                                         RCON
                                                                                   ----
    a. Loans and leases, net of unearned income (from Schedule RC-C)_____________  2122     5,126,931                       4.a
    b. LESS: Allowance for loan and lease losses_________________________________  3123        89,054                       4.b
    c. LESS: Allowance transfer risk reserve_____________________________________  3128             0                       4.c
    d. Loans and leases, net of unearned income,                                                      RCON
                                                                                                      ----
       allowance, and reserve (item 4.a minus 4.b and 4.c)__________________________________________  2125      5,037,877   4.d
5.  Trading assets (from Schedule RC-D)_____________________________________________________________  3545              0   5.
6.  Premises and fixed assets (including capitalized leases)________________________________________  2145         55,384   6.
7.  Other real estate owned (from Schedule RC-M)____________________________________________________  2150          5,274   7.
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)________  2130          7,804   8.
9.  Customers' liability to this bank an acceptances outstanding____________________________________  2155          4,194   9.
10. Intangible assets (from Schedule RC-M)__________________________________________________________  2143              0   10.
11. Other assets (from Schedule RC-F)_______________________________________________________________  2160         86,597   11.
12. Total assets (sum of items 1 through 11)________________________________________________________  2170      7,182,702   12.

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

SUNTRUST BANK, CENTRAL FLORIDA N.A.
P.O. BOX 4418 CENTER 632
ATLANTA, GA 30302

Call Date:    09/30/97            State #:    12-1159            FFIEC  032
Vendor ID:    D                    Cert #:    21043                 RC-3
Transit #:    06310215
                                                                 ----------
                                                                     11
                                                                 ----------

Schedule RC-A - Cash and Balances Due From Depository Institutions

Exclude assets held for trading.
                                                                    C305

                                                                                              Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------
1.  Cash items in process of collection, unposted debits, and currency and coin:                           RCON
                                                                                                           ----
    a. Cash items in process of collection and unposted debits________________________________________     0020   419,413 1.a
    b. Currency and coin______________________________________________________________________________     0080    96,493 1.b
2.  Balance due from depository institutions in the U.S.:
    a. U.S. branches and agencies of foreign banks____________________________________________________     0083         0 2.a
    b. Other commercial banks in the U.S. and other depository institutions in the U.S._______________     0085     6,862 2.b
3.  Balances due from banks in foreign countries and foreign central banks:
    a. Foreign branches of other U.S. banks___________________________________________________________     0073         0 3.a
    b. Other banks in foreign countries and foreign central banks_____________________________________     0074       295 3.b
4.  Balances due from Federal Reserve Banks___________________________________________________________     0090    32,823 4
5.  Total (sum of items 1 through 4)(must equal Schedule RC, sum of items 1.a and 1.b)________________     0010   555,886 5

Memorandum

                                                                                              Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------
1.  Noninterest-bearing balances due from commercial banks in the U.S. (included in items 2.a and          RCON
                                                                                                           ----
    2.b above)________________________________________________________________________________________     0050     2,695 M.1

Schedule RC-B - Securities

Exclude assets held for trading.
                                                                    C310

                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
                                                   ------Held-to-maturity------            ------Available-for-sale------
                                                      (Column A)         (Column B)           (Column C)           (Column D)
                                                  Amortized Cost         Fair Value          Amortized Cost       Fair Value(1)
                                                  RCON             RCON                RCON                 RCON
                                                  ----             ----                ----                 ----
1.  U.S. Treasury securities____________________  0211         0   0213           0    1286       478,635   1287  481,834  1
2.  U.S. Government agency obligations
    (exclude mortgage-backed securities):
    a. Issued by U.S. Government agencies (2)___  1289         0   1290           0    1291             0   1293        0  2.a
    b. Issued by U.S. Government-sponsored
       agencies (3)_____________________________  1294         0   1295           0    1297        69,342   1298   70,607  2.b

-----------
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.b, column D.
(2) Includes Small Business Administration "Guaranteed Loan Pool Certificates", U.S. Maritime Administration obligations, and Export - Import Bank participation certificates.
(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, The Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, the Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

SUNTRUST BANK, CENTRAL FLORIDA N.A.
P.O. BOX 4418 CENTER 632
ATLANTA, GA 30302

Call Date:  09/30/97         State #: 12-1159       FFIEC  032
Vendor ID:  D                Cert #:  21043            RC-5
Transit #:  06310215                                ----------
                                                        13
                                                    ----------

Schedule RC-B - Continued
                                                       C312



Memoranda                                                                                  Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
                                                                                                      RCON
                                                                                                      ----
1. Pledged securities(1)___________________________________________________________________________   0416     667,831  M.2.a1
2. Maturity and repricing data for debt securities (1.2)(excluding those in nonaccrual status):
   a. Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.: other non-mortgage debt securities; and
      mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or repricing frequency of: (3,4)
      (1) Three months or less_____________________________________________________________________  A549        1,500  M.2.a1
      (2) Over three months through 12 months______________________________________________________  A550      244,822  M.2.a2
      (3) Over one year through three years________________________________________________________  A551      284,985  M.2.a3
      (4) Over three years through five years______________________________________________________  A552       44,355  M.2.a4
      (5) Over five years through 15 years_________________________________________________________  A553       16,732  M.2.a5
      (6) Over 15 years____________________________________________________________________________  A554            0  M.2.a6
   b. Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or repricing frequency of: (3,5)
      (1) Three months or less_____________________________________________________________________  A565       16,480  M.2.b1
      (2) Over three months through 12 months______________________________________________________  A556       80,675  M.2.b2
      (3) Over one year through three years________________________________________________________  A557       37,673  M.2.b3
      (4) Over three years through five years______________________________________________________  A558        8,805  M.2.b4
      (5) Over five years through 15 years_________________________________________________________  A559        4,270  M.2.b5
      (6) Over 15 years____________________________________________________________________________  A560        1,163  M.2.b6
   c. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS;
      exclude mortgage pass-through securities) with an expected average life of: (6)
      (1) Three years or less______________________________________________________________________  A561      100,077  M.2.c1
      (2) Over three years_________________________________________________________________________  A562       14,589  M.2.c2
   d. Fixed rate AND floating rate debt securities with a REMAINING MATURITY of one
      year or less (included in Memorandum items 2.a through 2.c above)____________________________  A248      261,180  M.2.d
3. -6. Not applicable
7. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date
   of sale or transfer)____________________________________________________________________________  1778            0  M.7
8. High-risk mortgage securities (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, item 4,b):
   a. Amortized cost_______________________________________________________________________________  8780            0  M.8.a
   b. Fair value___________________________________________________________________________________  8781            0  M.8.b
9. Structured notes (included in the held-to-maturity and available-for sale accounts in Schedule RC-B, items 2, 3, and 5):
   a. Amortized cost_______________________________________________________________________________  8782            0  M.9.a
   B. Fair value___________________________________________________________________________________  8783            0  M.9.b

____________
  (1) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
  (2) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
  (3) Report fixed rate debt securities by remaining maturity and floating rate debt securities by repricing frequency.
  (4) Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, Item 9. column C, must equal Schedule RC-B, sum of items 1, 2, 3 and 6, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
  (5) Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
  (6) Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

SUNTRUST BANK, CENTRAL FLORIDA N.A.
P.O. BOX 4418 CENTER 632
ATLANTA, GA 30302

Call Date:   09/30/97           State #:   12-1159                 FFIEC 032
Vendor ID:   D                   Cert #:   21043                      RC-7
Transit #:   06310215
                                                                   ---------
                                                                       15
                                                                   ---------
Schedule RC-C - Continued

Part I. Continued


Memoranda                                                                                       Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
1. Not applicable
2. Loans and Leases restructured and in compliance with modified terms (included in
   Schedule RC-C, part I, above, and not reported as past due or nonaccrual in Schedule RC-N.
   Memorandum item 1):
   a. Loans secured by real estate:                                                                  RCON
                                                                                                     ----
      (1) To U.S. addressees (domicile)____________________________________________________________  1687             0  M.2.a.1
      (2) To non-U.S. addressees (domicile)________________________________________________________  1689             0  M.2.a.2
   b. All other loans and lease financing receivables (exclude loans to individuals for
       household, family, and other personal expenditures)_________________________________________  8691             0  M.2.b
   c. Commercial and industrial loans to and lease financing receivables of
       non-U.S. addressees (domicile) included in Memorandum item 2.b above________________________  8692             0  M.2.c
3. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
   a. Closed-end loans secured by first liens on 1-4 family residential properties with a remaining maturity or repricing frequency of: (1,2)
      (1) Three months or less_____________________________________________________________________  A564         4,540  M.3.a1
      (2) Over three months through 12 months______________________________________________________  A565       875,000  M.3.a2
      (3) Over one year through three years________________________________________________________  A566         9,979  M.3.a3
      (4) Over three years through five years______________________________________________________  A567        12,838  M.3.a4
      (5) Over five years through 15 years_________________________________________________________  A568        73,644  M.3.a5
      (6) Over 15 years____________________________________________________________________________  A569        37,383  M.3.a6
   b. All loans and leases other than closed-end loans secured by first liens on 1-4 family residential properties with a remaining maturity or repricing frequency of: (1,3)
      (1) Three months or less_____________________________________________________________________  A570     1,239,867  M.3.b1
      (2) Over three months through 12 months______________________________________________________  A571     1,777,386  M.3.b2
      (3) Over one year through three years________________________________________________________  A572       248,308  M.3.b3
      (4) Over three years through five years______________________________________________________  A573       548,735  M.3.b4
      (5) Over five years through 15 years_________________________________________________________  A574       273,267  M.3.b5
      (6) Over 15 years____________________________________________________________________________  A574        15,833  M.3.b6
   c. Fixed rate AND floating rate loans and leases with a REMAINING MATURITY of one
      year or less (included in Memorandum items 3.a and 3.b above)________________________________  A247     1,121,344  M.3.c
   d. Fixed rate AND floating rate loans secured by nonfarm nonresidential properties (4)
      with a REMAINING MATURITY of over five years (included in
      Memorandum item 3.b above)___________________________________________________________________  A577       161,148  M.3.d
   e. Fixed rate AND floating rate commercial and industrial loans (5) with a REMAINING
      MATURITY of over three years (included in Memorandum items 3.b above)________________________  A578     1,205,711  M.3.e

--------------
(1) Report fixed rate loans and leases by remaining maturity and floating rate loans by repricing frequency.
(2) Sum of Memorandum items 3.a.(1) through 3.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, Memorandum item 3.c.(2), column C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a).
(3) Sum of Memorandum items 3.b.(1) through 3.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, Memorandum item 3.c.(2), column C, must equal total loans and leases from Schedule RC-C, Part I, sum of items 1 through 10, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a).
(4) As defined for Schedule RC-C, part I, item 1.e, column B.
(5) As defined for Schedule RC-C, part I, item 4, column A.

SUNTRUST BANK, CENTRAL FLORIDA N.A.
P.O. BOX 4418 CENTER 632
ATLANTA, GA 30302

Call Date:   09/30/97           State #:   12-1159                 FFIEC 032
Vendor ID:   D                   Cert #:   21043                      RC-9
Transit #:   06310215
                                                                   ---------
                                                                       17
                                                                   ---------

Schedule RC-E - Deposit Liabilities
                                                                    C325

                                                                         -------Transaction Accounts-------    -Nontransaction-
                                                                                                                   Accounts
                                                                           (Column A)           (Column B)        (Column C)
                                                                              Total             Memo: Total         Total
                                                                           Transaction            Demand        nontransaction
                                         Dollar Amounts in Thousands         accounts            Deposits          Accounts
----------------------------------------------------------------------   (including total      (included in       (including
                                                                         demand deposits)        column A)          MMDAs)
Deposits of:                                                          RCON                 RCON              RCON
                                                                      ----                 ----              ----
1. Individuals, partnerships and corporations_______________________  2201     1,070,486   2240     909,986  2346   2,720,272 1
2. U.S. Government__________________________________________________  2202           728   2280         728  2520           0 2
3. States and political subdivisions in the U.S.____________________  2203        46,457   2290      39,162  2530      51,906 3
4. Commercial banks in the U.S._____________________________________  2206       201,423   2310     201,423  2550           0 4
5. Other depository institutions in the U.S.________________________  2207         7,121   2312       7,121  2349           0 5
6. Banks in foreign countries_______________________________________  2213           191   2320         191  2236           0 6
7. Foreign governments, and official institutions
   (including foreign central banks)________________________________  2216             0   2300           0  2377           0 7
8. Certified and official checks____________________________________  2330        32,348   2330      32,348                   8
9. Total (sum of items 1 through 8)(sum of
   columns A and C must equal Schedule RC,
   item 13.a)_______________________________________________________  2215     1,358,754   2210   1,190,959  2385   2,772,178 9


Memoranda                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
1. Selected components of total deposits (i.e., sum of item 9, columns A and C):                             RCON
                                                                                                             ----
   a. Total individual Retirement Accounts (IRAs) and Keogh Plan accounts__________________________________  6835     143,783 M.1.a
   b. Total brokered deposits______________________________________________________________________________  2365       4,000 M.1.b
   c. Fully insured brokered deposits (included in Memorandum item 1.b above):
      (1) Issued in denominations of less than $100,000____________________________________________________  2343           0 M.1.c1
      (2) Issued either in denominations of $100,000 or in denominations greater than
          $100,000 and participated out by the broker in shares of $100,000 or less________________________  2344           0 M.1.c2
   d. Maturity data for brokered deposits:
      (1) Brokered deposits issued in denominations of less than $100,000 with a remaining
          maturity of one year or less (included in Memorandum Item 1.c.(1) above)_________________________  A243           0 M.1.d1
      (2) Brokered deposits issued in denominations of $100,000 or more with a remaining
          maturity of one year or less (included in Memorandum item 1.b above)_____________________________  A244       4,000 M.1.d2
   e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S.
      reported in item 3 above which are secured or collateralized as required under state law)____________  5590      93,716 M.1.e
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.d must equal item 9, column C, above):
   a. Savings deposits:
      (1) Money market deposit accounts (MMDAs)____________________________________________________________  6810     821,114 M.2.a1
      (2) Other savings deposits (excludes MMDAs)__________________________________________________________  0352     974,954 M.2.a2
   b. Total time deposits of less than $100,000____________________________________________________________  6648     685,118 M.2.b
   c. Total time deposits of $100,000 or more______________________________________________________________  2604     290,992 M.2.c
3. All NOW accounts (included in column A above)____________________________________________________________ 2398     167,795 M.3
4. Not applicable

SUNTRUST BANK, CENTRAL FLORIDA N.A.
P.O. BOX 4418 CENTER 632
ATLANTA, GA 30302

Call Date:  09/30/97          State #: 12-1159          FFIEC  032
Vendor ID:  D                 Cert#:   21043              RC-11
Transit #:  06310215                                    ----------
                                                            19
                                                        ----------
Schedule RC-F - Other Assets
                                                            C330

                                                                                        Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------
                                                                                                    RCON
                                                                                                    ----
1. Income earned, not collected on loans___________________________________________________________ 2164     28,930  1.
2. Net deferred tax assets (1) ____________________________________________________________________ 2148     29,790  2.
3. Interest-only strips receivable (not in the form of a security)(2) on:
   a. Mortgage loans_______________________________________________________________________________ A519          0  3.a
   b. Other financial assets_______________________________________________________________________ A520          0  3.b
4. Other (itemize and describe amounts that exceed 25% of this item)_______________________________ 2168     27,877  4.
            TEXT                                                                  RCON
            --------------------------------------------------------------------------
   a. 3549  SECURITIES-ACCRD INC                                                  3549        8,504                  4.a
            ---------------------------------------------------------------------
   b. 3550                                                                        3550            0                  4.b
   c. 3551                                                                        3551            0 RCON             4.c
5. Total (sum of items 1 thorough 4) (must equal Schedule RC, item 11)_____________________________ 2160     86,597  5.

                                                                                        Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------
Memorandum                                                                                          RCON
                                                                                                    ----
1. Deferred tax assets disallowed for regulatory capital purposes__________________________________5610          0  M.1

Schedule RC-G - Other Liabilities
                                                                                C335
                                                                                        Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------
                                                                                                    RCON
                                                                                                    ----
1. a. Interest accrued and unpaid on deposits (3)__________________________________________________ 3645      9,759  1.a
   b. Other expenses accrued and unpaid (includes accrued income taxes payable)____________________ 3646     17,528  1.b
2. Net deferred tax liabilities (1)________________________________________________________________ 3049          0  2.
3. Minority interest in consolidated subsidiaries__________________________________________________ 3000          0  3.
4. Other (itemize and describe amounts that exceed 25% of this item)_______________________________ 2938      6,899  4.
                 TEXT                                                             RCON
                                                                                  ----
   a.  3552                                                                       3552            0                  4.a
   b.  3553                                                                       3553            0                  4.b
   c.  3554                                                                       3554            0 RCON             4.c
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20)______________________________ 2930     34,186  5.

--------------
(1) See discussion of deferred income taxes in Glossary entry on 'income taxes'.
(2) Report interest-only strips receivable in the form of a security as available-for sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.
(3) For savings banks, includes 'dividends' accrued and unpaid on deposits.

SUNTRUST BANK, CENTRAL FLORIDA N.A.
P.O. BOX 4418 CENTER 632
ATLANTA, GA 30302

Call Date:    09/30/97                  State #:    12-1159     FFIEC 032
Vendor ID:    D                         Cert # :    21043          RC-13
Transit #:    06310215                                          ---------
                                                                    21
                                                                ---------

Schedule RC-L - Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                   C360

                                                                                          Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------
1.  Unused commitments:                                                                              RCON
    a. Revolving, open-end lines secured by 1-4 family residential properties,                       ----
       e.g., home equity lines______________________________________________________________________ 3814     183,504  1.a
    b. Credit card lines____________________________________________________________________________ 3815           0  1.b
    c. Commercial real estate, construction, and land development:
       (1) Commitments to fund loans secured by real estate_________________________________________ 3816     209,949  1.c.1
       (2) Commitments to fund loans not secured by real estate_____________________________________ 6550      84,912  1.c.2
    d. Securities underwriting______________________________________________________________________ 3817           0  1.d
    e. Other unused commitments_____________________________________________________________________ 3818   4,958,337  1.e
2.  Financial standby letters of credit_______________________________________ RCON                  3819     629,714  2.
                                                                               ----
    a. Amount of financial standby letters of credit conveyed to others________3820          277,565                   2.a
3.  Performance standby letters of credit___________________________________________________________ 3821      32,094  3.
    a. Amount of performance standby letters of credit conveyed to others______3822            1,960                   3.a
4.  Commercial and similar letters of credit________________________________________________________ 3411       7,231  4.
5.  Participations in acceptances (as described in the instructions) conveyed to others by the
    reporting bank__________________________________________________________________________________ 3428         378  5.
6.  Participations in acceptances (as described in the instructions) acquired by the reporting
    (nonaccepting) bank_____________________________________________________________________________ 3429           0  6.
7.  Securities borrowed_____________________________________________________________________________ 3432           0  7.
8.  Securities lent (including customers' securities lent where the customer is indemnifed
    against loss by the reporting bank)_____________________________________________________________ 3433           0  8.
9.  Financial assets transferred with recourse that have been treated as sold for Call Report purposes:
    a. First lien 1-to-4 family residential mortgage loans:                                          RCON
       (1) Outstanding principal balance of mortgages transferred                                    ----
           as of the report date____________________________________________________________________ A521           0  9.a.1
       (2) Amount of recourse exposure on these mortgages
           as of the report date____________________________________________________________________ A522           0  9.a.2
    b. Other financial assets (excluding small business obligations reported in item 9.c):
       (1) Outstanding principal balance of assets transferred
           as of the report date____________________________________________________________________ A523           0  9.b.1
       (2) Amount of recourse exposure on these assets
           as of the report date____________________________________________________________________ A524           0  9.b.2
    c. Small business obligations transferred with recourse under Section 206 of the Riegle
       Community Development and Regulatory Improvement Act of 1994:
       (1) Outstanding principal balance of small business obligations
       (1) Outstanding principal balance of small business obligations transferred as of the report
           date_____________________________________________________________________________________ A249           0  9.c.1
       (2) Amount of retained recourse on these obligations as of the report date___________________ A250           0  9.c.2
10. Notional amount of credit derivatives:
    a. Credit derivatives on which the reporting bank is the guarantor______________________________ A534           0  10.a
    b. Credit derivatives on which the reporting bank is the beneficiary____________________________ A535           0  10.b
11. Spot foreign exchange contracts_________________________________________________________________ 8765           0  11
12. All other off-balance sheet liabilities (exclude off-balance sheet derivatives)(itemize and
    describe each component of this item over 25% of Schedule RC, item 28, "Total equity capital")__ 3430           0  12
                      TEXT                                                    RCON
                                                                              ----
   a. 3555                                                                    3555                0                    12.a
   b. 3556                                                                    3556                0                    12.b
   c. 3557                                                                    3557                0                    12.c
   d. 3558                                                                    3558                0                    12.d

SUNTRUST BANK, CENTRAL FLORIDA N.A.
P.O. BOX 4418 CENTER 632
ATLANTA, GA 30302

Call Date:   09/30/97           State #:   12-1159                 FFIEC 032
Vendor ID:   D                   Cert #:   21043                      RI-15
Transit #:   06310215
                                                                   ---------
                                                                       23
                                                                   ---------

Schedule RC-L Continued


                                                                                                 Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
 Off-Balance Sheet Derivatives                                   (Column A)       (Column B)      (Column C)      (Column D)
 Position Indicators                                              Interest         Foreign          Equity        Commodity
                                                                    Rate           Exchange       Derivative      and other
17. Total gross fair value of derivative contracts:              Contracts        Contracts       Contracts       Contracts
    a. Contracts held for trading:                          RCON             RCON            RCON            RCON
                                                            ----             ----            ----            ----
       (1) Gross positive fair value______________________  8733          0  8734          0 8735          0 8736          0 17.a1
       (2) Gross negative fair value______________________  8737          0  8738          0 8739          0 8740          0 17.a2
    b. Contracts held for purposes other than
       trading that are marked to market:                   RCON             RCON            RCON            RCON
                                                            ----             ----            ----            ----
       (1) Gross positive fair value______________________  8741          0  8742          0 8743          0 8744          0 17.b1
       (2) Gross negative fair value______________________  8745          0  8746          0 8747          0 8748          0 17.b2
    c. Contracts held for purposes other than
       trading that are not marked to market:
                                                            RCON             RCON            RCON            RCON
                                                            ----             ----            ----            ----
       (1) Gross positive fair value______________________  8749      2,091  8750          0 8751          0 8752         0 17.c1
       (2) Gross negative fair value______________________  8753        882  8754          0 8755          0 8756         0 17.c2


Memoranda                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
1.-2. Not applicable
3. Unused commitments with an original maturity exceeding one year that are reported in                      RCON
   Schedule RC-L, items 1.a through 1.e. above (report only the unused portions of                           ----
   commitments that are fee paid or otherwise legally binding)_____________________________________________  3833 3,625,979 M.3
                                                                                             RCON
   a. Participations in commitments with an original maturity                                ----
      exceeding one year conveyed to others________________________________________________  3834   580,013                 M.3.a
4. To be completed only by banks with $ 1 billion or more in total assets:                                   RCON
   Standby letters of credit (both financial and performance) issued to non-U.S. addressees                  ----
   (domicile) included in Schedule RC-L, items 2 and 3, above______________________________________________  3377     1,364 M.4
5. Installment loans to individuals for household, family, and other personal expenditures that have been securitized and sold (with servicing retained), amounts outstanding by
   type of loan:                                                                                             RCON
   a. Loans to purchase private passenger automobiles                                                        ----
      (to be completed for the September report only)______________________________________________________  2741         0 M.5.a
   b. Credit cards and related plans (TO BE COMPLETED QUARTERLY)___________________________________________  2742         0 M.5.b
   c. All other consumer installment credit (including mobile home loans)
      (to be completed for the September report only)______________________________________________________  2743         0 M.5.c

SUNTRUST BANK, CENTRAL FLORIDA N.A
P.O BOX 4418 CENTER 632
ATLANTA, GA 30302

CALL DATE:   09/30/97           STATE#:       12-1159       FFIEC 032
VENDOR ID:   D                  Cert#:        21043           RC-17
TRANSIT#:    06310215                                       ---------
                                                               25
                                                            ---------


Schedule RC-M - Continued
                                                                                                Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
8. a. Other real estate owned:                                                                               RCON
      (1) Direct and indirect investments in real estate ventures__________________________________________   5372         0  8.A.1
      (2) All other real estate owned:
          (a) Construction and land development____________________________________________________________   5508     3,754  8.a.2a
          (b) Farmland_____________________________________________________________________________________   5509         0  8.a.2b
          (c) 1-4 family residential properties____________________________________________________________   5510     1,520  8.a.2c
          (d) Multifamily (5 or more) residential properties_______________________________________________   5511         0  8.a.2d
          (e) Nonfarm nonresidential properties____________________________________________________________   5512         0  8.a.2e
      (3) Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7)________________________   2150     5,274  8.a.3
   b. Investments in unconsolidated subsidiaries and associated companies:
      (1) Direct and indirect investments in real estate ventures__________________________________________   5374         0  8.b.1
      (2) All other investments in unconsolidated subsidiaries and associated companies____________________   5375     7,804  8.b.2
      (3) Total (sum of items 8.b.(1) and 8.b. (2)) (must equal Schedule RC, item 8)_______________________   2130     7,804  8.b.3
9. Noncumulative perpetual preferred stock and related surplus included in Schedule RC.
   item 23, "Perpetual preferred stock and related surplus"________________________________________________   3778         0  9
10. Mutual fund and annuity sales during the quarter(including proprietary, private label, and third party products):
    a. Money market funds__________________________________________________________________________________   6441   129,799  10.a
    b. Equity securities funds_____________________________________________________________________________   8427    11,377  10.b
    c. Debt securities funds_______________________________________________________________________________   8428     4,194  10.c
    d. Other mutual funds__________________________________________________________________________________   8429     8,664  10.d
    e. Annuities___________________________________________________________________________________________   8430     4,191  10.e
    f. Sales of proprietary mutual funds and annuities (included in items 10.a through
       10.e above)_________________________________________________________________________________________   8784   144,294  10.f
11. Net unamortized realized deferred gains (losses)
    on off-balance sheet derivative contracts included
    in assets and liabilities reported in Schedule RC______________________________________________________   A525         0  11
12. Amount of assets netted against nondeposit
    liabilities on the balance sheet (Schedule RC)
    in accordance with generally accepted accounting principles(1)_________________________________________   A526         0  12
13. Outstanding principal balance of loans other than 1-4 family residential mortgage loans that are serviced for other (to be completed if this balance is more than $10 million and exceeds ten percent
    of total assets)_______________________________________________________________________________________   A591         0  13

------------------------------------------------------------------------------------------------------------------------------------
Memorandum                                                                              Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------
1. Reciprocal holdings of banking organizations' capital instruments
   (to be completed for the December report only)__________________________________________________________   3836       N/A  M.1
------------------------------------------------------------------------------------------------------------------------------------

-------------------
 (1) Exclude netted on-balance sheet amounts associated with off-balance sheet derivative contracts, deferred tax assets netted against deferred tax liabilities, and assets netted in accounting for pensions.

SUNTRUST BANK, CENTRAL FLORIDA N.A.
P.O. BOX 4418 CENTER 632
ATLANTA, GA 30302

Call Date:   09/30/97           State #:   12-1159                 FFIEC 032
Vendor ID:   D                   Cert #:   21043                     RC-19
Transit #:   06310215
                                                                   ---------
                                                                      27
                                                                   ---------

Schedule RC-N Continued
                                                                      C373

                                                                                                Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
                                                                    --(Column A)--       --(Column B)--      --(Column C)--
                                                                       Past due            Past due 90         Nonaccrual
Memoranda                                                            30 through 89         days or more
                                                                     days and still         and still
1.  Restructured loans and leases included in                           accruing             accruing
    Schedule RC-N, items 1 through 8, above                  RCON                    RCON               RCON
    (and not reported in Schedule RC-C,                      ----                    ----               ----
    Memorandum item 2)_____________________________________  1658               0    1659           0   1661            0 M.1
2.  Loans to finance commercial real estate,
    construction, and land development activities
    (not secured by real estate) included in
    Schedule RC-N, items 4 and 7, above____________________  6558               0    6559           0   6560            0 M.2
3.  Loans secured by real estate (sum of
    Memorandum items 3.a through 3.e must
    equal sum of Schedule RC-N items 1.a and
    1.b above):
    a. Construction and land development___________________  2759             643    2769           0   3492          157 M.3a
    b. Secured by farmland_________________________________  3493               0    3494         700   3495        1,976 M.3b
    c. Secured by 1-4 family residential properties:
       (1) Revolving, open-end loans secured by
           1-4 family residential properties and
           extended under lines of credit__________________  5398             115    5399           0   5400          305 M.3.c1
       (2) All other loans secured by 1-4 family
           residential properties__________________________  5401           2,672    5402          41   5403        2,192 M.3c2
    d. Secured by multifamily (5 or more) residential
       properties__________________________________________  3499              53    3500           0   3501           71 M.3d
    e. Secured by nonfarm nonresidential properties________  3502           1,609    3503         236   3504        2,345 M.3e

                                                                    --(Column A)--       --(Column B)--
                                                                       Past due            Past due 90
                                                                     30 through 89         days or more
                                                                     days and still         and still
                                                                        accruing             accruing
4.  Interest rate, foreign exchange rate, and other          RCON                    RCON
    commodity and equity contracts:                          ----                    ----
    a. Book value of amounts carried as assets_____________  3522               0    3528           0                     M.4.a
    b. Replacement cost of contracts with a
       positive replacement cost___________________________  3529               0    3530           0                     M.4.b

================================================================================
Person to whom questions about the Reports of Condition and Income should be directed:
                                                                      C377

                Name           Title            Area Code/Phone Number/Extension
          -------------        --------------       ----------------------------
    8901  KEN MUTELL     8901  VICE PRESIDENT  8902 (404) 724-3833
          -------------        --------------       ----------------------------

SUNTRUST BANK, CENTRAL FLORIDA N.A.
P.O. BOX 4418 CENTER 632
ATLANTA, GA  30302


Call Date:              09/30/97           State #:      12-1159      FFIEC 032
Vendor ID:              D                   Cert #:      21043          RC-21
  Transit:              06310215
                                                                  ------------
                                                                       29
                                                                  ------------

Schedule RC-O - Continued

                                                                                                    Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------------
11. Adjustments to demand deposits reported
    in Schedule RC-E for certain reciprocal demand balances:
    a. Amount by which demand deposits would be reduced if the reporting bank's reciprocal demand balances with the domestic offices of U.S. banks and
       savings associations and insured branches in Puerto Rico and U.S. territories              RCON
       and possessions that were reported on a gross basis in Schedule RC-E                       ----
       had been reported on a net basis_________________________________________________________  8785               0  11.a
    b. Amount by which demand deposits would be increased if the reporting bank's reciprocal demand balances with foreign banks and foreign offices of other
       U.S. banks (other than insured branches in Puerto Rico and U.S.
       territories and possessions) that were reported on a net basis in
       Schedule RC-E had been reported on a gross basis_________________________________________  A181               0  11.b
    c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S.
       territories and possessions in Schedule RC-E_____________________________________________  A182               0  11.c
12. Amount of assets netted against deposit liabilities
    on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):
    a. Amount of assets netted against demand deposits__________________________________________  A527               0  12.a
    b. Amount of assets netted against time and savings deposits________________________________  A528               0  12.b

Memoranda (To be completed each quarter except as noted)                                            Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------------
1. Total deposits of the bank (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal
   Schedule RC, item 13.a):
   a. Deposit accounts of $100,000 or less:                                                       RCON
                                                                                                  ----
      (1) Amount of deposit accounts of $100,0000 or less_______________________________________  2702       2,529,605  M.1.a1
      (2) Number of deposit accounts of $100,000 or less                      RCON      Number
                                                                              ----
          (to be completed for the June report only)________________________  3779         N/A                          M.1.a2
   b. Deposit accounts of more than $100,000:                                                     RCON
                                                                                                  ----
      (1) Amount of deposit accounts of more than $100,000______________________________________  2710       1,601,327  M.1.b1
      (2) Number of deposit accounts of more than $100,000__________________  2722       4,539                          M.1.b2
2. Estimated amount of uninsured deposits of the bank:
   a. An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b(2) above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

      indicated in the appropriate box at right whether your bank has a                           RCON        YES/NO
      method or procedure for determining a better estimate of uninsured                          ----
      deposits than the estimate described above________________________________________________  6861          NO      M.2.a
   b. If the box marked YES has been checked, report the estimate of uninsured deposits
      determined by using your bank's method or procedure_______________________________________  5597               0  M.2.b
3. Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent savings association's
   Call Report or Thrift Financial Report ?
   If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:
             Text                                                                                 RCON   FDIC Cert No.
                                                                                                  ----
          A545                                                                                    A545                  M.3

SUNTRUST BANK, CENTRAL FLORIDA N.A.
P.O. BOX 4418 CENTER 632
ATLANTA, GA 30302

Call Date:   09/30/97           State #:   12-1159                 FFIEC 032
Vendor ID:   D                   Cert #:   21043                     RC-23
Transit #:   06310215
                                                                   ---------
                                                                       31
                                                                   ---------

Schedule RC-R - Continued



                                                                                --(Column A)        -(Column B)--
                                                                                    Assets          Credit Equiv-
                                                                                   Recorded         valent Amount
                                                                                    on the          of Off-Balance
                                           Dollar Amounts in Thousands           Balance Sheet      Sheet Items (2)
-------------------------------------------------------------------------------------------------------------------
5. Assets and credit equivalent amounts of off-balance sheet items
   assigned to the 20 percent risk category:                             RCON
                                                                         ----
   a. Assets recorded on the balance sheet______________________________ 5165      1,211,746    RCON              5.a
                                                                                                ----
   b. Credit equivalent amount of off-balance sheet items_____________________________________  3801      572,341 5.b
6. Assets and credit equivalent amounts of off-balance sheet items assigned to the 50 percent risk category:
   a. Assets recorded on the balance sheet______________________________ 3802      1,251,194                      6.a
   b. Credit equivalent amount of off-balance sheet items_____________________________________  3803      143,286 6.b
7. Assets and credit equivalent amounts of off-balance sheet items assigned to the 100 percent risk category:
   a. Assets recorded on the balance sheet______________________________ 3804      3,872,655                      7.a
   b. Credit equivalent amount of off-balance sheet items_____________________________________  3805    1,748,761 7.b
8. On-balance sheet asset values excluded from and deducted in
   the calculation of the risk-based capital ratio(2)___________________ 3806          6,027                      8.
9. Total assets recorded on the balance sheet (sum of
   items 4.a, 5.a, 6.a, 7.a, and 8, column A) (must equal Schedule RC,
   item 12.c plus items 4.b and 4.c_____________________________________ 3807      7,271,756                      9.

Memoranda                                                                               Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------
1. Current credit exposure across all off-balance sheet derivative contracts covered by the
   risk-based capital standards_______________________________________________________________  8764        2,091 M.1

                                                                    ------ With a remaining maturity of ------
                                                           --(Column A)--         --(Column B)--     --(Column C)--
                                                              One Year                 Over               Over
                                                              or less                one year           five years
2. Notional principal amounts of off-balance                                      thru five years
   sheet derivative contracts;(3)                      RCON               RCON                     RCON
                                                       ----               ----                     ----
   a. Interest rate contracts________________________  3809            0  8766           23,572    8767     132,168  M.2.a
   b. Foreign exchange contracts_____________________  3812            0  8769                0    8770           0  M.2.b
   c. Gold contracts_________________________________  8771            0  8772                0    8773           0  M.2.c
   d. Other precious metals contracts________________  8774            0  8775                0    8776           0  M.2.d
   e. Other commodity contracts______________________  8777            0  8778                0    8779           0  M.2.e
   f. Equity derivatives contracts___________________  A000            0  A001                0    A002           0  M.2.f

-----------
(1) Do not report in column B the risk-weighted amount of assets reported in column A.
(2) Include the difference between the fair value and the amortized costs of its available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g. future contracts) not subject to risk-based capital, item 8 margin accounts and accrued receivables not included in the calculation of credit equivalent amounts of off-balance sheet derivatives as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.
(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

                                                                           ----
                                                                            33
                                                                           ----
SUNTRUST BANK, CENTRAL FLORIDA N.A.             OMB No. For FDIC: 1557-0081
P.O. BOX 4418 CENTER 632                        OMB No. For FDIC: 3064-0052
ATLANTA, GA 30302                         OMB No. For Federal Reserve: 7100-0036
                                                 Expiration Date: 3/31/2000

                                                            SPECIAL REPORT

                                                                            C700

                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------
                                               Close of Busi-
                                                ness Date:        FDIC Cert.#
                                                 09/30/97           21043
--------------------------------------------------------------------------------
LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

--------------------------------------------------------------------------------
 The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous, Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Section 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit", respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

 The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of

                                                                                                     RCON
                                                                                                     ----
 a. Number of loans made to executive officers since the previous Call Report date_________________  3561           0  a.
 b. Total dollar amount of above loans (in thousands of dollars)___________________________________  3562           0  b.
                                                                            RCON         From                      To
 c. Range of interest charged on above loans                                ----         ----                      --
    (example: 9-3/4% = 9.75)_______________________________________________ 7701         0.00%       7702        0.00% c.

       /s/ R. Todd Bowers                                                           10/28/97
-------------------------------------------------------------------------------------------------------------------------
SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT:                    DATE (Month, Day, Year):


                      NAME AND TITLE OF PERSON TO
                WHOM INQUIRIES MAY BE DIRECTED: (TEXT)                  AREA CODE/PHONE NUMBER/EXTENSION: (TEXT)
        8903                                                      8904
        8903

------------------------------------------------------------------------------------------------------------------------
FDIC 8040/53 (6-95)
